EXHIBIT 10.11

RENEWAL MORTGAGE NOTE
$195,041.58 Delray Beach, Florida
1/12/2011

FOR VALUE RECEIVED, the undersigned, (jointly and severally, if more than one) promises to pay to JOAN M. BLAIR the principal sum of $195,041.58 with interest from date at the rate of 7% per cent per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at 1152 Lowery Street, Delray Beach, FL 33483, or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following:

Interest only payments of $1137.74 monthly beginning Jan. 15, 2011 and payable on the 15th of each month until December 15, 2012 when the full principal and any remaining interest shall be due.

This note with interest is secured by mortgage on real estate, of even date herewith, made by the maker hereof in favor of the said payee, and shall be construed and enforced according to the laws of the State of Florida.

If default be made in the payment of any of the sums or interest mentioned herein or in said mortgage, or in the performance of any of the agreements contained herein or in said mortgage, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Each person liable hereon, whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if, after maturity of this note or default hereunder, or under said mortgage, counsel shall be employed to collect this note or to protect the security of said mortgage.

Whenever used herein the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the context may require or admit.

Maker’s Address:

2920 Banyan Blvd, Circle NW
Boca Raton, FL 33431

/s/ Daniel O. Lynn
DANIEL O. LYNN

/s/ Carole Lynn
CAROLE LYNN

FORMSGALLERY, INC.
BY:
/s/ Daniel O. Lynn
Its Pres.

NOTARY PUBLIC
STATE OF FLORIDA

The foregoing instrument was acknowledged before me this 12 day of January, 2011. By Daniel O. Lynn and Carole Lynn, and  Daniel O. Lynn as Pres. of Forms Gallery, Inc. who are personally known to me or who have produced  Florida Drivers License as identification and who did (did not) take an oath.

/s/ Notary Public

Notary Public

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before this 13 day of January, 2011, by Joan M. Blair. She is personally known to me or has produced Florida Drivers License as identification and did (did not) take an oath.

/s/ Notary Public
Notary Public